As filed with the Securities and Exchange Commission on August 17, 2018

Registration No. 333-226421

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective

Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Taunusanlage 12

60325 Frankfurt am Main

Germany

+49-69-910-00

(Address and telephone number of Registrant’s principal executive offices)

DB USA Corporation

60 Wall Street

New York, New York 10005

Attention: Office of the Secretary

212-250-2500

(Name, address and telephone number of agent for service)

Copies to:

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Attn: Legal Dept.

Ward A. Greenberg	Leo Borchardt
Cleary Gottlieb Steen & Hamilton LLP	Davis Polk & Wardwell London LLP
Main Tower	5 Aldermanbury Square
Neue Mainzer Strasse 52	London EC2V 7HR
60311 Frankfurt am Main	United Kingdom
Germany	+44 20 7418 1300
+49 69 97103-0

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company    ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(2)(3)(4)
Ordinary Shares with no par value of Deutsche Bank Aktiengesellschaft	–	–	–	–
Tradable Subscription Rights to subscribe for Ordinary Shares of Deutsche Bank Aktiengesellschaft	–	–	–	–
Capital Securities of Deutsche Bank Aktiengesellschaft	–	–	–	–
Debt Securities of Deutsche Bank Aktiengesellschaft	–	–	–	–
Subordinated Debt Securities
Eligible Liabilities Senior Debt Securities
Senior Debt Securities
Senior Debt Funding Securities
Warrants of Deutsche Bank Aktiengesellschaft	–	–	–	–
Debt Warrants
Equity Warrants
Other Warrants(5)
Purchase Contracts of Deutsche Bank Aktiengesellschaft(6)	–	–	–	–
Units of Deutsche Bank Aktiengesellschaft(7)	–	–	–	–
Total	–	–	$40,000,000,000	$4,295,250

(1)

The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act and Rule 457(o) under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not exceed $40,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. In accordance with the Exchange Commission rules, the Registrant may continue to use the registration statements on Form F-3 (File Nos. 333-206013 and 333-218897) to offer and sell any unsold securities until this Registration Statement is declared effective. Pursuant to Rule 415(a)(6), the offering of unsold securities under the registration statements on Form F-3 (File Nos. 333-184193, 333-162195, 333-137902, 333-206013 and 333-218897) (the “Prior Registration Statements”) will be deemed terminated as of the date of effectiveness of this Registration Statement. The amount also includes any separate consideration that may be received for securities issuable upon conversion, exchange or exercise of other securities or that are represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include Deutsche Bank Securities Inc.

(2)

The Registrant previously registered $34,500,000,000 maximum aggregate offering price of securities (the “Previously Registered Securities”) on this Registration Statement and paid registration fees of $1,867,500 on July 30, 2018 and $2,427,750 on August 14, 2018 in relation to the Previously Registered Securities. Accordingly, $34,500,000,000 of the $40,000,000,000 maximum aggregate offering price and the entire amount of the $4,295,250 registration fee included in the table above relates to the Previously Registered Securities. No additional registration fee has been paid with respect to this filing.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes unsold securities with a maximum aggregate offering price of $5,500,000,000 (the “Unsold Securities”) that were previously registered on the Prior Registration Statements, for which the Registrant previously paid a registration fee. Accordingly, $5,500,000,000 of the $40,000,000,000 maximum aggregate offering price included in the table above relates to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the previously paid registration fee of $422,680.00 relating to the Unsold Securities will continue to be applied to the Unsold Securities registered pursuant to this Registration Statement, and no additional registration fee will be paid in respect of the Unsold Securities.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)

Warrants may be issued together with any of the debt securities, capital securities, ordinary shares, tradable subscription rights to subscribe for ordinary shares or purchase contracts registered hereby or any combination of such securities. Warrants may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(6)

Purchase contracts may be issued together with any of the debt securities, capital securities or warrants registered hereby or any combination of such securities. Purchase contracts may be offered to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of the Registrant, securities of any entity affiliated or unaffiliated with the Registrant, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

(7)	Units may consist of any combination of the securities being registered hereby and debt obligations or other securities of the Registrant or an entity affiliated or not affiliated with the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this Registration Statement until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the amended Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 relates to the Registration Statement on Form F-3 (File No. 333-226421), originally filed by the Registrant with the Commission on July 30, 2018 and amended by Pre-Effective Amendment No. 1 thereto filed by the Registrant with the Commission on August 14, 2018, and is being filed for the purpose of filing the consent of KPMG AG Wirtschaftsprüfungsgesellschaft as an exhibit to the Registration Statement. The prospectus filed in Part I of Pre-Effective Amendment No. 1 to the Registration Statement is not being amended hereby and has, therefore, been omitted from this Pre-Effective Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Deutsche Bank Aktiengesellschaft

Under German law, a corporation may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. However, a corporation may not, as a general matter, indemnify members of the Management Board or the Supervisory Board. A German stock corporation may, however, purchase directors’ and officers’ liability insurance. The insurance may be subject to any mandatory restrictions imposed by German law, including a deductible. In addition, German law permits a corporation to indemnify a member of the Management Board or the Supervisory Board for attorneys’ fees incurred if such member is the successful party in a suit in a country, like the United States, where winning parties are required to bear their own costs, if German law would have required the losing party to pay the member’s attorneys’ fees had the suit been brought in Germany and for attorneys’ fees incurred in connection with other proceedings.

Members of the Registrant’s Supervisory Board and Management Board and officers of the Registrant are covered by customary liability insurance, including insurance against liabilities under the Securities Act.

Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) In the event that tradable subscription rights to subscribe for ordinary shares are offered to existing shareholders and any rights not taken by shareholders are reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed subscription rights to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement relating to Ordinary Shares.(1)

1.2(a)	Distribution Agreement relating to Senior Debt Securities, between Deutsche Bank AG and Deutsche Bank Securities Inc. (Global Notes, Series A), included as Exhibit 1.2(a) to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-206013) filed with the SEC on July 31, 2015.

1.2(b)	Distribution Agreement relating to Senior Debt Securities, between Deutsche Bank AG and Deutsche Bank Trust Company Americas (Global Notes, Series A), included as Exhibit 1.2(b) to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-206013) filed with the SEC on July 31, 2015.

1.3	Distribution Agreement relating to Eligible Liabilities Senior Debt Securities (Series D), between Deutsche Bank AG and Deutsche Bank Securities Inc., included as Exhibit 1.1 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 10, 2017.

1.4(a)	Form of Distribution Agreement relating to Subordinated Debt Securities, between Deutsche Bank AG and Deutsche Bank Securities Inc. (Global Notes, Series C).(1)

1.4(b)	Form of Distribution Agreement relating to Subordinated Debt Securities, between Deutsche Bank AG and Deutsche Bank Trust Company Americas (Global Notes, Series C).(1)

1.5	Form of Distribution Agreement relating to Capital Securities.(1)

1.6(a)	Distribution Agreement relating to Warrants, between Deutsche Bank AG and Deutsche Bank Securities Inc., included as Exhibit 1.3(a) to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-206013) filed with the SEC on July 31, 2015.

1.6(b)	Distribution Agreement relating to Warrants, between Deutsche Bank AG and Deutsche Bank Trust Company Americas, included as Exhibit 1.3(b) to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-206013) filed with the SEC on July 31, 2015.

1.7	Form of Distribution Agreement relating to Rights.(1)

1.8	Form of Distribution Agreement relating to Senior Debt Funding Securities.(1)

3.1	English Translation of Articles of Association of Deutsche Bank AG in conformity with the resolutions of the Annual General Meeting on May 18, 2017, included as Exhibit 3.2 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on December 1, 2017.

4.1(a)	Senior Indenture, dated as of November 22, 2006, among Deutsche Bank AG, as Issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.1 to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-162195) filed with the SEC on September 29, 2009.

4.1(b)	First Supplemental Senior Indenture, dated as of March 7, 2014, among Deutsche Bank AG, as Issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.1(a) to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-206013) filed with the SEC on July 31, 2015.

4.1(c)	Second Supplemental Senior Indenture, dated as of January 1, 2015, among Deutsche Bank AG, as Issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.23 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on January 6, 2015.

4.1(d)	Third Supplemental Senior Indenture, dated as of January 1, 2016, among Deutsche Bank AG, as Issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.18 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on January 5, 2016.

4.1(e)	Fourth Supplemental Senior Indenture, dated as of March 15, 2016, among Deutsche Bank AG, as Issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.18 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on March 15, 2016.

Exhibit Number	Description

4.1(f)	Fifth Supplemental Senior Indenture, dated as of July 21, 2018, among Deutsche Bank AG, as Issuer, Delaware Trust Company, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.23 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 24, 2018.

4.1(g)	Authenticating Agent Agreement, dated as of May 1, 2014, among Deutsche Bank AG, as Issuer, Delaware Trust Company (the legal successor to Law Debenture Trust Company of New York), as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Issuing Agent, Authenticating Agent and Registrar, included as Exhibit 4.1(c) to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-206013) filed with the SEC on July 31, 2015.

4.2(a)	Form of Senior Debt Security (Fixed Rate Registered Senior Note) of Deutsche Bank AG (included as Exhibit 4.1(f) as Schedule I thereto).

4.2(b)	Form of Senior Debt Security (Floating Rate Registered Senior Note) of Deutsche Bank AG (included as Exhibit 4.1(f) as Schedule II thereto).

4.2(c)	Form of Senior Debt Security (Global Notes, Series A) of Deutsche Bank AG (included in Exhibit 4.1(f) as Schedule III thereto).

4.3	Senior Debt Funding Indenture, dated as of July 30, 2018, among Deutsche Bank AG, as Issuer, Delaware Trust Company, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.(2)

4.4(a)	Form of Senior Debt Funding Securities (Fixed Rate Registered Senior Debt Funding Note) of Deutsche Bank AG.(2)

4.4(b)	Form of Senior Debt Funding Securities (Floating Rate Registered Senior Debt Funding Note) of Deutsche Bank AG.(2)

4.5(a)	Eligible Liabilities Senior Indenture, dated as of April 19, 2017, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar, included as Exhibit 99.1 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on May 9, 2017.

4.5(b)	First Supplemental Eligible Liabilities Senior Indenture, dated as of July 10, 2017, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar, included as Exhibit 4.3 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 10, 2017.

4.5(c)	Second Supplemental Eligible Liabilities Senior Indenture, dated as of July 21, 2018, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar, included as Exhibit 4.4 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 24, 2018.

4.6(a)	Form of Eligible Liabilities Senior Debt Securities (Fixed Rate Registered Eligible Liabilities Senior Note) of Deutsche Bank AG (included in Exhibit 4.5(c) as Schedule I thereto).

4.6(b)	Form of Eligible Liabilities Senior Debt Securities (Floating Rate Registered Eligible Liabilities Senior Note) of Deutsche Bank AG (included in Exhibit 4.5(c) as Schedule II thereto).

4.7(a)	Subordinated Indenture, dated as of May 21, 2013, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.2 to Deutsche Bank AG’s post-effective amendment no. 1 to its registration statement on Form F-3 (File No. 333-184193) filed with the SEC on May 21, 2013.

4.7(b)	First Supplemental Subordinated Indenture, dated as of May 24, 2013, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.17 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on May 24, 2013.

4.7(c)	Second Supplemental Subordinated Indenture, dated as of April 1, 2015, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.28 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on April 1, 2015.

Exhibit Number	Description

4.7(d)	Third Supplemental Subordinated Indenture, dated as of December 1, 2017, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as 4.2(c) to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on December 1, 2017.

4.7(e)	Fourth Supplemental Subordinated Indenture, dated as of December 1, 2017, among Deutsche Bank AG, as Issuer, Wilmington Trust, National Association, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent, included as 4.2(d) to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on December 1, 2017.

4.8	Form of Subordinated Debt Security of Deutsche Bank AG.(1)

4.9(a)	Capital Securities Indenture, dated as of November 6, 2014, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.20 to Deutsche Bank AG’s post-effective amendment no. 2 to its registration statement on Form F-3 (File No. 333-184193) filed with the SEC on November 6, 2014.

4.9(b)	First Supplemental Capital Securities Indenture, dated as of November 21, 2014, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent, included as Exhibit 4.21 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on November 21, 2014.

4.9(c)	Form of Second Supplemental Capital Securities Indenture, among Deutsche Bank AG, as Issuer, The Bank of New York Mellon, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent.(2)

4.10	Form of Capital Security of Deutsche Bank AG.(1)

4.11(a)	Warrant Agreement dated as of November 15, 2007, between Deutsche Bank AG, as Issuer, and Deutsche Bank Trust Company Americas, as Warrant Agent, included as Exhibit 99.3 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on November 16, 2007 and incorporated by reference as Exhibit 4.14 to Deutsche Bank AG’s registration statement on Form F-3 (File No. 333-137902).

4.11(b)	First Amendment to Warrant Agreement, dated as of January 1, 2015, between Deutsche Bank AG, as Issuer, and Deutsche Bank Trust Company Americas, as Warrant Agent, included as Exhibit 4.25 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on January 6, 2015.

4.11(c)	Second Amendment to Warrant Agreement, dated as of January 1, 2016, between Deutsche Bank AG, as Issuer, and Deutsche Bank Trust Company Americas, as Warrant Agent, included as Exhibit 4.20 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on January 5, 2016.

4.11(d)	Third Amendment to Warrant Agreement, dated as of July 21, 2018, between Deutsche Bank AG, as Issuer, and Deutsche Bank Trust Company Americas, as Warrant Agent, including Exhibits I and II thereto, forms of Put Warrants and Call Warrants, respectively, included as Exhibit 4.25 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 24, 2018.

4.12(a)	Form of Put Warrant (included in Exhibit 4.11(d) as Exhibit I thereto).

4.12(b)	Form of Call Warrant (included in Exhibit 4.11(d) as Exhibit II thereto).

4.13	Form of Equity Warrant Agreement.(1)

4.14	Form of Debt Warrant for Warrants sold attached to Debt Securities.(1)

4.15	Form of Debt Warrant for Warrants sold alone.(1)

4.16	Form of Unit Agreement.(1)

4.17	Form of Unit Certificate.(1)

4.18	Form of Purchase Contract (Issuer Sale).(1)

4.19	Form of Purchase Contract (Issuer Purchase).(1)

4.20	Form of Pre-Paid Purchase Contract.(1)

5.1(a)	Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to Subordinated Debt Securities, Capital Securities and Warrants.(2)

5.1(b)	Form of opinion of Cleary Gottlieb Steen & Hamilton LLP relating to Purchase Contracts and Units.(2)

5.2	Opinion of Group Legal Services of Deutsche Bank AG.(2)

Exhibit Number	Description

5.3	Opinion of Davis Polk & Wardwell LLP relating to Senior Debt Securities, Senior Debt Funding Securities, Eligible Liabilities Senior Debt Securities and Warrants.(2)

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2018 and December 31, 2017, 2016 and 2015 included as Exhibit 99.3 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 25, 2018.

12.2	Capitalization Table of Deutsche Bank AG as of June 30, 2018 included as Exhibit 99.2 to Deutsche Bank AG’s Current Report on Form 6-K filed with the SEC on July 25, 2018.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Group Legal Services of the Registrant (included in Exhibit 5.2).

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.3).

23.4	Tax Consent of Davis Polk & Wardwell LLP.(2)

23.7	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft.

24.1	Powers of Attorney (included on the signature pages to this Registration Statement filed on July 30, 2018).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Delaware Trust Company, as trustee under the Senior Indenture included in Exhibit 4.1(a).(2)

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Delaware Trust Company, as trustee under the Senior Debt Funding Indenture included in Exhibit 4.3(a).(2)

25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Eligible Liabilities Senior Indenture included in Exhibit 4.5(a).(2)

25.4	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee under the Subordinated Indenture included in Exhibit 4.7(a).(2)

25.5	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Capital Securities Indenture included in Exhibit 4.9(a).(2)

(1)

To be filed by amendment or incorporated by reference. Deutsche Bank Aktiengesellschaft will furnish on a Form 6-K and incorporate by reference any related Form used in the future and not previously filed by means of an amendment or incorporated by reference.

(2)	Previously filed with the SEC as exhibits to this Registration Statement on July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germany, as of this 17th day of August 2018.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Attorney-in-fact

By:	/s/ Marco Zimmermann
	Name:	Marco Zimmermann
	Title:	Attorney-in-fact

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated as of this 17th day of August 2018.

Signature	Title

* Christian Sewing	Chief Executive Officer (Principal Executive Officer) and Chairman of the Management Board

* James von Moltke	Chief Financial Officer (Principal Financial Officer) and Member of the Management Board

* Garth Ritchie	Member of the Management Board

* Karl von Rohr	Member of the Management Board

* Stuart Lewis	Member of the Management Board

* Sylvie Matherat	Member of the Management Board

* Nicolas Moreau	Member of the Management Board

* Werner Steinmüller	Member of the Management Board

* Frank Strauß	Member of the Management Board

* Andreas Loetscher	Chief Accounting Officer (Principal Accounting Officer)

* Thomas Patrick	Authorized Representative in the United States

By:	/s/ Jonathan Blake	Attorney-in-fact
Name:	Jonathan Blake

By:	/s/ Marco Zimmermann	Attorney-in-fact
Name:	Marco Zimmermann

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